NL Industries, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, TX 75240-2620	Contact: Janet G. Keckeisen Investor Relations (972) 233-1700
News Release

FOR IMMEDIATE RELEASE

NL INDUSTRIES ANNOUNCES QUARTERLY DIVIDEND
FOR THE FIRST QUARTER OF 2022 AT $.07 PER SHARE

DALLAS, TEXAS – March 2, 2022 - NL Industries, Inc. (NYSE: NL) today announced that its board of directors has declared a quarterly dividend of seven cents ($0.07) per share on its common stock, payable on March 24, 2022 to shareholders of record at the close of business on March 14, 2022.

NL Industries, Inc. is engaged in the component products (security products and recreational marine components) and chemicals (TiO2) businesses.

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